Exhibit 99.6

ARCHIMEDES TECH SPAC PARTNERS CO.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[__], 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement/prospectus/consent solicitation, dated [__], 2022, in connection with the ATSP Special Meeting to be held at [__] Eastern Standard Time on [__], 2022 virtually by means of the internet at [__], and hereby appoints [__] and [__], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Archimedes Tech SPAC Partners Co. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the ATSP Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the proxy statement/prospectus. Defined terms used but not defined in this proxy card have the meanings ascribed to them in the proxy statement/prospectus/consent solicitation.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BUSINESS COMBINATION AND RELATED PROPOSALS CONSISTING OF PROPOSALS 1, 2, 3, 4, 5, 6, AND 7.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, AND 7.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: THE NOTICE AND PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION ARE AVAILABLE AT [__]

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

Proposal 1 – The Business Combination Proposal

To approve the transactions contemplated under the Merger Agreement, dated as of November 15, 2021 (the “Merger Agreement”), by and among the Corporation, ATSPC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation and SoundHound, Inc., a Delaware corporation (the “Business Combination”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 – The Charter Amendment Proposal	FOR ☐	AGAINST ☐	ABSTAIN ☐
To approve the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Amended Charter”).

Proposal 3 – The Advisory Proposals
To consider and vote, on a non-binding advisory basis, upon six separate governance proposals relating to material differences between the Corporation’s current amended and restated certificate of incorporation and the Amended Charter to be in effect upon the completion of the Business Combination:

Proposal 3A – to increase the total number of authorized shares of capital stock to (i) [499,000,000] shares of common stock, par value $0.0001 per share, which shall be designated as [455,000,000] shares of Class A common stock (“Class A Common Stock”), having one vote per share, and [44,000,000] shares of Class B common stock (“Class B Common Stock”), having ten votes per share, and (ii) [1,000,000] shares of preferred stock, par value $0.0001 per share.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3B – to (a) establish a dual class common stock structure consisting of Class A Common Stock and Class B Common Stock, (b) provide that holders of Class A Common Stock will be entitled to one vote per share and holders of Class B Common Stock will be entitled to ten votes per share on all matters properly submitted to the Combined Company’s stockholders entitled to vote thereon, and (c) provide that the number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Combined Company entitled to vote thereon.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3C – to provide that (i) the right of stockholders to call a special stockholder meeting shall be only called by the Chairman of the board of directors of the Corporation (the “Board”), Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board and to (ii) remove of the right of stockholders to call a special stockholder meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3D – to remove the right of stockholders to act by written consent except to the extent otherwise set forth in the Bylaws of the Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3E – to require the approval of holders of at least a majority of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class to amend certain provisions of the Amended Charter.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3F – to remove the waiver of the corporate opportunity doctrine with respect to the Combined Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 4 – The Incentive Plan Proposal To approve the SoundHound AI, Inc. 2022 Incentive Award Plan to be effective after consummation of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 5 – The ESPP Proposal To approve the SoundHound AI, Inc. 2022 Employee Stock Purchase Plan to be effective after consummation of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 6 – The Nasdaq Proposal

To approve, (i) for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of common stock and the resulting change in control in connection with the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 7 – The Directors Proposal To approve the election of five directors.
○ Dr. Keyvan Mohajer	FOR ☐	WITHOLD ☐
○ James Hom	☐	☐
○ Larry Marcus	☐	☐
○ Dr. Eric Ball	☐	☐
○ Diana Sroka	☐	☐

Proposal 8 – The Adjournment Proposal

To approve any adjournment or postponement of the ATSP Special Meeting for the purpose of soliciting additional proxies in the event the Corporation does not receive the requisite stockholder vote to approve the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Proposal, the Incentive Plan Proposal, the ESPP Proposal, the Nasdaq Proposal or the Directors Proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: _______________________ , 2022

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE TREATED AS AN ABSTENTION. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

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